Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Contacts: David Olson
818.676.6978
david.w.olson@healthnet.com

Michael Engelhard
818.676.7620
michael.engelhard@healthnet.com

HEALTH NET UPDATES EARNINGS GUIDANCE FOR 2006

Details to be Given at Investor Conference

LOS ANGELES, November 11, 2005 – Health Net, Inc. (NYSE:HNT) today issued updated earnings guidance for the full year 2006. The company announced that it expects its earnings per diluted share for the full year 2006 will be in the range of $2.90 to $3.10. Included in this is the anticipated cost of between $.10 and $.12 per diluted share for expensing stock options. The company will discuss its 2006 outlook in more detail at its annual Investor Conference on November 11, 2005, in New York City.

Investor Conference

Health Net will host its annual Investor Conference on Friday, November 11, 2005, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York. The conference will begin at approximately 8:00 a.m. EST and conclude no later than 2:00 p.m. EST. For those unable to attend in person, the conference also will be accessible via Internet webcast and telephone conference call. To join the conference call, dial 800.262.1292 and enter the confirmation code 4998796. For the webcast, please go to the Investor Relations section of www.healthnet.com and click on the Investor Conference link. A webcast replay will be available shortly after the conference at the Investor Relations section of www.healthnet.com.

Anyone listening to the company’s Investor Conference webcast or conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Reports on Form 10-Q for the first, second and third quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, respectively, and other reports filed by the company from time to time with the Securities and Exchange Commission.

About Health Net

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s HMO, POS, insured PPO and government contracts subsidiaries provide health benefits to approximately 6.4 million individuals in 27 states and the District of Columbia through group, individual, Medicare, Medicaid and TRICARE programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 7.3 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com.

Cautionary Statements

Certain matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, trends in medical care ratios, issues relating to provider contracts, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in the company’s other periodic filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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